TERM SHEET AGREEMENT

This Term Sheet Agreement ("Agreement") is made as of August 16, 2013 (the "Effective Date") between Prestige Cruise Holdings, Inc., a Panamanian Corporation with an address of 8300 NW 33rd Street Suite 100, Miami, FL 33122 (“PRESTIGE”), and Poly Shield Technologies, Inc., a Delaware Corporation, with an address at 428 Plaza Real, Suite 419, Boca Raton, FL 33432  ("PST”).

WHEREAS PRESTIGE wishes to purchase and have installed one or more PST marine bio-fuel scrubbers the PST proprietary DSOX-15 Fuel Scrubbers (DSOX-15 Scrubber) for the purchase price specified in the Confidential Price Summary, and subject to the terms and conditions set forth in this Agreement;

WHEREAS the Parties intend to negotiate in good faith regarding a definitive sales and purchase agreement contract (the "Definitive Agreement") for the purchase, sale and installation of Fuel Scrubbers;

WHEREAS the Parties agree that this Term Sheet Agreement is intended to create binding legal and contractual obligations of the Parties with respect to matters set forth herein, and upon the breach by a Party of its obligations in any material respect, the injured Party shall have such rights and remedies with respect thereto as are available to it under applicable law.

NOW THEREFORE in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Parties agree as follows:

1.

Definitive Agreement; Binding Effect. The Parties have engaged in negotiations and reached agreement in principle to enter into a Definitive Agreement which would have an effective date on or before August 30th, 2013.  The terms and conditions attached hereto as Exhibit A set forth the agreement of the Parties in principal with respect to the terms which will form the basis of the Definitive Agreement. The Definitive Agreement will contain mutually agreeable terms and conditions consistent with this Term Sheet Agreement.

2.

Negotiation of Agreement.  The Parties shall use their best efforts to complete negotiations and execute the Definitive Agreement on or before Aug 30th, 2013. Upon execution and delivery of the Definitive Agreement, this Term Sheet Agreement shall be superseded thereby and the rights and obligations of the Parties shall be governed by the Definitive Agreement.

3.

Confidentiality.  Except as provided herein, the existence and the terms of this Term Sheet Agreement and the Definitive Agreement contemplated herein shall be maintained in confidence by the Parties hereto and their respective officers, directors and employees. The Parties hereby agree that prior to the execution of the Definitive Agreement no discussions will take place with respect to the terms of the Definitive Agreement with third parties except for the purpose of either Party announcing to its employees that a new Definitive Agreement will be executed. No further communications shall be made with reference to the terms of this Term Sheet Agreement except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or securities regulation.

4.

Expenses.  Each Party shall pay its own fees and expenses and those of its agents, advisors, attorneys and accountants with respect to the negotiation of this Term Sheet Agreement and the transactions contemplated, whether or not the Parties enter into a Definitive Agreement.

5.

No Other Agreements; No Third Party Beneficiary.  The Parties agree that as of this date there are no oral or written representations, agreements or understandings concerning the subject matter of this Term Sheet Agreement or the transactions contemplated herein. No person or entity other than the Parties to this Term Sheet Agreement shall have any rights under this Term Sheet Agreement.

6.

Governing Law; Language. This Term Sheet Agreement shall be governed by and construed in accordance with the laws of Florida applicable to contracts wholly made and performed in such jurisdiction without regard to any choice of law principles that would dictate the application of the laws of another jurisdiction, except that a Party may seek temporary injunctive relief in any venue of its choosing.. The governing language of this Term Sheet Agreement shall be English.

7.

Severability.  If any provision of this Term Sheet Agreement shall be determined to be contrary to law and unenforceable by any court, the remaining provisions shall be severable and enforceable in accordance with their terms.

8.

Counterparts.  This Term Sheet Agreement may be signed in counterparts, each of which shall constitute one and the same instrument. The Parties may sign this Term Sheet Agreement in their respective cities and exchange signature pages by facsimile or email.  Such facsimile or email signatures shall be deemed originals and shall have the same effect as original signatures.

9.

Modification.  This Term Sheet Agreement cannot be modified or superseded except by a writing signed by authorized representatives of both Parties.

10.

Assignment.  This Term Sheet Agreement binds and inures to the benefit of the Parties' successors and assigns.  This Term Sheet Agreement is not assignable, delegable, sublicenseable or otherwise transferable by either Party in whole or in part without the prior written consent of the other Party. Any transfer, assignment, delegation or sublicense by a Party without the other Party’s prior written consent is invalid.

11.

Notice.  All notices given pursuant to this Term Sheet Agreement shall be in writing and shall be accomplished by courier delivery, certified mail (R.R.R.), or facsimile followed by postmark within 2 days.  Any such notice shall be treated as having been given on the date of actual receipt.  All such notices shall be sent as follows:

If to PRESTIGE:

Attn: Mr. Robin Lindsay

PRESTIGE Cruise Holdings, Inc.

8300 NW 33rd Street, Suite 308

Miami, Florida 33122

Copy to Jill Guidicy, Esq.

If to Poly Shield:

Attn: Rasmus Norling, President and CEO

Poly Shield Technologies, Inc.

428

Paza Real, Suite 419

Boca Raton, Florida 33432

12.

Facsimile or Emailed Signatures.  The Parties agree that facsimile or emailed signatures shall be deemed valid and binding upon the Parties and shall have the same force and effect as original signatures to this Term Sheet Agreement.

IN WITNESS WHEREOF the Parties hereto have duly executed this Term Sheet Agreement as of the day, month and year first above written.

ACKNOWLEDGED AND AGREED:

Prestige Cruise Holdings, Inc.

By: _/s/ Robin Lindsay

Print Name:  Robin Lindsay

Title: Executive V.P. Vessel Operations

Poly Shield Technologies, Inc.

By:  /s/ Rasmus Norling

Print Name:  Rasmus Norling

Title:  President / CEO

EXHIBIT A

DEFINITIVE AGREEMENT PROVISIONS

This Exhibit A is an integral part of the attached Term Sheet Agreement between Prestige Cruise Holdings, Inc. (PRESTIGE), and Poly Shield Technologies, Inc. (PST), which Term Sheet Agreement is incorporated herein by this reference as though fully setout herein.

The provisions contained herein in this Exhibit A set forth the terms which will form the basis of the definitive agreement in the form of a Sales and Purchase Agreement (Definitive Agreement) to be entered into by the Parties.  It is agreed that this Term Sheet Agreement and this Exhibit A are intended to create binding legal and contractual obligations of the Parties with respect to matters set forth herein.  The Definitive Agreement will contain mutually agreeable terms and conditions consistent with this Term Sheet Agreement and this Exhibit A.

1.

The Parties shall use their best efforts to complete negotiations and execute the Definitive Agreement on or before Aug 30th, 2013.  Upon execution and delivery of the Definitive Agreement, this Term Sheet Agreement and Exhibit A shall be superseded thereby and the rights and obligations of the Parties shall be governed by the Definitive Agreement.

2.

PST agrees to sell and install its DSOX-15 Fuel Scrubbers to PRESTIGE in accordance with the terms and conditions provided herein.

3.

Purchase Price for DSOX-15 Fuel Scrubber, and any terms of finance, shall be as specified in the Confidential Price Summary.

4.

Engineering and installation for each DSOX-15 Scrubber shall be the responsibility of PST.

5.

Upon receipt of the required deposit PST shall order all system parts and components required for the assembly of the DSOX-15 Scrubber(s), and PST shall commence installation of the initial Scrubber(s) within sixty (60) days of receipt of all parts and components for the assembly of the DSOX-15 Scrubber(s) ordered by PRESTIGE.

6.

Cost of certification for the DSOX-15 Scrubber(s) installations shall be the responsibility of PRESTIGE. Provided, in the event certification is not obtained, PST agrees to credit the actual purchase payments made by PRESTIGE for such DSOX-15 Scrubber(s) together with all approved costs PRESTIGE expended on such certification toward the purchase price of an exhaust scrubber.  Such credit will apply toward the purchase of the exhaust scrubber for the purchase price specified in the Confidential Price Summary, and in accordance with the terms to be provided to PRESTIGE in the Definitive Agreement.

7.

PST will oversee all necessary testing requirements and take responsibility for the completion of the certification(s) of the installed DSOX-15 Scrubbers.  All Parties will comply with testing requirements and requests.

8.

PST will, upon completion of the installation of the DSOX-15 Scrubber(s), supply PRESTIGE with all necessary operating and maintenance manuals.  PST will also provide sixteen (16) training hours per installation on operating and maintaining the DSOX-15 Scrubber(s), with a maximum of four (4) trainees.

9.

PRESTIGE acknowledges that it has no rights or interest in PST scrubber technology or any rights or interest in the DSOX-15 Fuel Scrubber technology and/or any upgrades and/or modifications developed at anytime including but not limited to the installations for PRESTIGE and/or the certification process.

10.

Upon entering into the Definitive Agreement, PST agrees to grant PRESTIGE the option to purchase up to seven (7) additional DSOX-15 Scrubbers at the same price and terms as are contained in this Term Sheet Agreement and any superseding Definitive Agreement, and agrees such option shall remain available to PRESTIGE until December 31, 2014. The intent by PRESTIGE to exercise this option will require that all purchases under these terms and conditions be committed to in writing, and that commitment must be delivered to PST and the required deposits be received by PST no later than December 31, 2014.

11.

PST and PRESTIGE agree to keep the terms and conditions of this Term Sheet Agreement, the Confidential Price Summary, and any superseding Definitive Agreement confidential as it relates to the pricing of the DSOX-15 Fuel Scrubber system, as well as any pricing submitted by PST for an exhaust scrubber, except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or securities regulation.

12.

PRESTIGE agrees to keep confidential all technical and operational information as it relates to the DSOX-15 Fuel Scrubber system, and to adhere to all terms in the Non-Disclosure Agreement signed by the Parties.